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                                                                   EXHIBIT 10(r)

                                   AGREEMENT


     This AGREEMENT is made as of this 4th day of April, 1996, by and between
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AUSTIN'S INTERNATIONAL, INC., a Delaware corporation, with offices at 2400 East
Commercial Boulevard, Suite 800, Fort Lauderdale, Florida 33708 ("Austin's"), and WORRELL ENTERPRISES, INC., a Delaware corporation, with offices at 1450 South Dixie Highway, Boca Raton, Florida 33432 ("Worrell").

                                   BACKGROUND

     Austin's wishes to engage Worrell to provide certain services to Austin's pursuant to the terms and conditions of this Agreement. Worrell is willing to accept such engagement on the terms and conditions of this Agreement.

                                     TERMS

     1.  Engagement.  Austin's hereby engages Worrell to provide certain
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services to Austin's as herein provided and Worrell hereby accepts such engagement upon the terms and conditions set forth in this Agreement.

     2.  Term.  The term ("Term") of this Agreement shall be perpetual;
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provided, however, that either party may terminate the Agreement at any time, with or without cause, upon sixty (60) days prior written notice to the other party. Notwithstanding anything to the contrary in this Agreement, the Term will terminate immediately upon the death or disability of Edwin M. Freakley ("Freakley").

     3.  Services to be Provided.  During the Term, Worrell shall provide the
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following services to Austin's:

          (a) To the extent requested by Austin's, Worrell shall provide financial and general advice and assistance to Austin's on a variety of projects and activities.

          (b) Worrell shall provide Austin's with suitable space in Worrell's offices at 1450 South Dixie Highway, Boca Raton ("Location"), in an amount sufficient to accommodate the executive office staff of Austin's which is presently comprised of approximately five (5) persons at no additional cost to Austin's, except as otherwise provided herein. Worrell will arrange for and make available to Austin's dedicated telephone and facsimile lines in the Location with the costs associated with any such lines to be paid by Austin's. Austin's further agrees to reimburse Worrell for Austin's pro rata share of the utilities costs for the Location promptly upon receipt of a copy of the monthly statement from the utilities providers. Austin's pro rata share of such utilities shall be calculated by multiplying the percentage of the square footage of office space of the Location occupied by Austin's by the total amount of the utilities bills for the Location.
     At the end of the Term,  Austin's will vacate the Location within sixty
     (60) days.

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          (c) Worrell shall provide the services of Freakley, who shall serve as
     Chairman of the Board and Chief Executive Officer of Austin's and assume the duties commensurate with such positions, including, without limitation, the following:

                    (i) promotion of Austin's capital stock with the objective of increasing market awareness and the share price of such stock. As part of such promotion, Freakley will be responsible (either by himself or through his representatives(s)) for (i) communicating with the National Association of Securities Dealers and the Securities and Exchange Commission on behalf of Austin's and (ii) the appointment of market makers, public relations firms and/or investment banks, as necessary in connection with the stock of Austin's.

                    (ii) development of a growth strategy to increase the number of Austin's restaurant locations and spread overhead expenses over a larger number of outlets with the objective of doubling Austin's sales over the next two years to $15,000,000 per year while achieving a $1,500,000 -$2,000,000 pre-tax profit.

                    (iii) development of a strategic plan for Austin's which shall include identification of new restaurant sites, plans for alteration of Austin's current capital structure including the conversion of $2,500,000 of existing convertible loan notes into equity, and identification of appropriate sources of capital for funding Austin's future expansion programs.

                    (iv) responsibility for the physical inspection of
               appropriate sites for new restaurant locations, negotiation of suitable real estate leases, supervision of build-out programs and management of all legal matters in connection with such new locations.

                    (v) negotiation of a suitable sublease of Austin's existing
               Fort Lauderdale, Florida executive offices.

                    (vi) cooperation with Austin's existing President, Chief
               Operating Officer, and Chief Financial Officer to achieve the foregoing objectives; and

                    (vii) such other duties as the Board of Directors of Austin's and Worrell may from time to time mutually agree.

          Worrell shall cause Freakley to devote such time for such periods as the efficient and conscientious discharge of the services hereunder shall require. Austin's understands and acknowledges that Freakley is currently President of Worrell and will continue to provide services to Worrell during the Term hereof in addition to the services to be provided to Austin's on behalf of Worrell pursuant to this Agreement.

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          (d) Notwithstanding anything contained herein to the contrary, it is understood and agreed that Worrell does not guarantee the results of the advice or counsel to be provided to Austin's under this Agreement.

     4.   Fees and Expenses.
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          (a) As compensation for all services to be rendered hereunder:

               (i) Austin's shall pay to Worrell a fee in the amount of Ten Thousand and No/100 Dollars ($10,000.00) per month, payable in arrears on the fifteenth day of each month during the Term, the first such payment to be made on April 15, 1996.

               (ii) Austin's shall grant Worrell non-qualified stock options to purchase One Hundred Thousand (100,000) shares of the common stock of Austin's during the month of April of each year of the Term, beginning in April, 1996 on the following terms:

               (1) The purchase price of the shares of common stock under each option shall be the Fair Market Value of the stock at the date on which an option is granted (the "Date of Grant"). "Fair Market Value" means the mean of the closing bid and asked prices of the common stock as reported to the National Association of Securities Dealer Automated Quotations on the last trading day proceeding the Date of Grant, or, if the common stock is listed on a stock exchange, the mean of the high and low sales prices of the stock as reported in The Wall Street Journal on the last trading day proceeding the Date of the Grant. If the common stock is not publicly traded at the Date of the Grant, the Board of the Directors of Austin's shall determine the fair market value of the shares as of that date, using such factors as the Board considers relevant, including the price at which recent sales have been made, the book value of the common stock, and Austin's current and projected earnings.

               (2) Each such option granted must be exercised within six (6) years after the Date of Grant. Any option not exercised within this period will terminate. No option may be exercised until it is vested. Options granted pursuant to this Agreement shall vest in full upon the anniversary date of the Date of Grant for such options (the "Date of Vesting"). In the event this Agreement is terminated between a Date of Grant and a Date of Vesting such options as have been granted but have not vested at the date of termination shall thereafter be void for all purposes. Options which have vested but which have not been exercised at the date of termination as aforesaid must be exercised within six (6) years of the Date of Grant. Any options not exercised within this period will terminate.

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               (3) Options granted pursuant to this Agreement must be exercised by delivery of written notice signed by Worrell to Austin's at its principal executive offices stating Worrell's election to exercise an option and specifying the number of shares with respect to which Worrell is exercising the option. Such notice must be accompanied by payment in full of the exercise price for the shares. Such payment may be rendered in cash or by check made payable to Austin's.

               (4) In the event that the shares being purchased are not subject to an effective registration statement under the Securities Act of 1933, the notice of exercise also must be accompanied by a certificate executed by the optionholder certifying that it is purchasing such shares without a view to distribution and that it agrees that such shares will not be transferred in the absence of such a registration statement unless such transfer is in compliance with the requirements of Rule 144 promulgated under the Securities Act of 1933 or it obtains an opinion of counsel satisfactory to Austin's that such registration is not required. All certificates of stock issued upon the exercise of an option shall bear a legend on its face or back to this effect.

               (5) Options granted under this Agreement may not be assigned and may be transferred only by will or by laws of descent and distribution.

               (6) If at any time after the Date of Grant of an option Austin's shall by stock dividend, split up, combination, reclassification or exchange, or through merger or consolidation, or otherwise, change its shares of common stock into a different number or kind or class of shares or other securities or property, then the number of shares covered by such option and the price per share thereof shall be proportionately adjusted for any such change by the Board of Directors whose determination thereof shall be conclusive. In the event that a fraction of a share results from the foregoing adjustment, said fraction shall be eliminated and the price per share of the remaining shares subject to the option adjusted accordingly.

               (7) If Austin's is the surviving corporation in any merger or consolidation, any option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of common stock subject to the option would have been entitled.
               A merger or consolidation in which Austin's is not the surviving corporation shall cause every option which has not vested at that date to terminate, but Worrell shall have the right immediately prior to a merger or consolidation in which Austin's is not a surviving corporation, to exercise the option in whole or in part without regard to the vesting provisions in Section 4(a)(ii)(2) above; provided, however, that if the surviving corporation provides Worrell with options to purchase equivalent number of shares at a similar price, subject to proportional adjustment pursuant to the merger or consolidation

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               agreement, then the options not vested at the date of such merger or consolidation shall terminate. A dissolution or liquidation of Austin's shall cause every option not vested at that date to terminate.

          (b) During the Term, Austin's shall reimburse Worrell for all business expenses not otherwise provided for herein and reasonably incurred by Worrell in the performance of services hereunder. Worrell shall submit to Austin's a written accounting of such expenses no less frequently than biweekly.

     5.   Representations and Warranties.
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          (a) Representations and Warranties of Austin's.  Austin's represents
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     and warrants to Worrell that:

               (i) Austin's is a corporation organized under the laws of the State of Delaware, which is active.

               (ii) Austin's has the requisite corporate authority to enter into this Agreement and to incur and perform its obligations under this Agreement. Austin's has all necessary corporate power to own, lease, hold, and operate all of its properties and assets and to carry on its business as it is now being conducted. The execution, delivery and performance by Austin's of this Agreement has been authorized by all necessary corporate action.

               (iii) the execution, delivery and performance of this Agreement (and the transactions contemplated by this Agreement) does not and will not: (i) contravene any provision of the articles of incorporation or bylaws of Austin's; (ii) result in a breach of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination, modification or acceleration in respect of any indenture, loan agreement, mortgage, lease or any other contract, or agreement to which Austin's is bound; or (iii) violate any writ, order, injunction or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, which violation or default in any such case would have a material adverse effect on Austin's business.

               (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding agreement of Austin's, enforceable against Austin's, in accordance with its terms, subject only to applicable bankruptcy, moratorium and similar laws and to equitable principles.

          (b) Representations and Warranties of Worrell.  Worrell represents and
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     warrants to Austin's that:

               (i) Worrell is a corporation organized under the laws of the State of Delaware, which is active.

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               (ii) Worrell has the requisite corporate authority to enter into this Agreement and to incur and perform its obligations under this Agreement. Worrell has all necessary corporate power to own, lease, hold, and operate all of its properties and assets and to carry on its business as it is now being conducted. The execution, delivery and performance by Worrell of this Agreement has been authorized by all necessary corporate action.

               (iii) the execution, delivery and performance of this Agreement (and the transactions contemplated by this Agreement) does not and will not: (i) contravene any provision of the articles of incorporation or bylaws of Worrell; (ii) result in a breach of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination, modification or acceleration in respect of any indenture, loan agreement, mortgage, lease or any other contract, or agreement to which Worrell is bound; or (iii) violate any writ, order, injunction or decree of any court or any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality, which violation or default in any such case would have a material adverse effect on Worrell's business.

               (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding agreement of Worrell, enforceable against Worrell, in accordance with its terms, subject only to applicable bankruptcy, moratorium and similar laws and to equitable principles.

     6.   Indemnification of Freakley.  By virtue of his capacity as an officer
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of Austin's, and so long as Freakley is such an officer, Freakley shall be covered under Austin's existing director and officer liability insurance policy, or any replacement thereof.

     7.   Binding Effect, Assignment.  This Agreement shall inure to the benefit
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of and be binding upon Austin's and Worrell, and their successors and permitted assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of Austin's or Worrell's assets or business, or with or into which Austin's or Worrell may be liquidated, consolidated, merged or otherwise combined. Worrell may not assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of Austin's.

     8.   Expenses.
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          (a) Expenses.  Except as otherwise provided herein or agreed between
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     the parties, each party hereto shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

          (b) Costs of Litigation.  The parties agree that the prevailing party
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     in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action,

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     including, without limitation, attorneys' fees, paralegal fees, expert witness fees and prejudgment interest.

     9.   Waiver.  The failure of either party to insist in any one or more
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instances  upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or condition, and the obligations of any party with respect to such term, covenant or condition shall remain in full force and effect.

     10.  Counterparts.  This Agreement may be executed in two or more
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counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     11.  Notices.  Any notice given hereunder shall be in writing and
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personally delivered or sent by registered or certified mail, return receipt requested, to the address for such party included in the heading of this Agreement or at such other address subsequently provided by a party in writing to the other party hereto.

     12.  Further Documents.  The parties hereto agree to execute all other
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documents as may be necessary or desirable to carry out the terms hereof.

     13.  Entire Agreement, Modification.  This Agreement supersedes all
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previous agreements, negotiations or communications between the parties and contains the entire understanding and agreement between the parties with respect to its subject matter. This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both of the parties.

     14.  Headings.  Headings in this Agreement are for convenience only and
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should not be used to interpret or construe its provisions.

     15.  Governing Law.  This Agreement shall be construed and enforced in
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accordance with the laws of the State of Florida without reference to conflict of law provisions.

     16.  Severability.  If any provision of this Agreement is held to be
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invalid, illegal or unenforceable, in whole or in part, such invalidity shall not affect any otherwise valid provision, and all other valid provisions shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesses:                           Company:

                                     Worrell Enterprises, Inc.

                                     By:
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Printed Name:                        Its:
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Printed Name:
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                                     Austin's International, Inc.

                                     By:
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Printed Name:                        Its:
                                         --------------------------------
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Printed Name:
             ----------------

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